Exhibit 99.1

              NORTH ATLANTIC TO PURCHASE CIGARETTE ASSETS FROM STAR
                                   SCIENTIFIC



New York, New York, February 18, 2003: North Atlantic Trading Company, Inc. today announced that its has entered into an asset purchase agreement with Star Scientific, Inc. and Star Tobacco, Inc., a wholly-owned subsidiary of Star Scientific, to purchase substantially all of the assets of Star Scientific and Star Tobacco relating to the manufacturing, marketing and distribution of Star Tobacco's four discount cigarette brands in the United States for $80 million in cash, subject to certain post-closing adjustments and the assumption of certain liabilities. The four discount brands are Sport(R), Mainstreet(R), Vegas Gold(R) and G-Smoke(R). North Atlantic Trading Company will also acquire Star Tobacco's manufacturing facilities in Petersburg, Virginia and its administrative offices in Chester, Virginia.

           The asset purchase agreement and the proposed transaction have been approved by the respective Boards of Directors of North Atlantic Trading Company, Star Scientific and Star Tobacco, and by the holders of a majority of the outstanding shares of common stock of Star Scientific and by Star Scientific as the sole shareholder of Star Tobacco. The transaction is expected to close in the second quarter of this year and is subject to regulatory and other customary closing conditions.

           Thomas F. Helms, Jr., Chairman and Chief Executive Officer of North Atlantic Trading Company, stated, "This acquisition will enhance North Atlantic Trading Company's position within the tobacco industry. The purchase of Star Tobacco's discount cigarette brands compliments the value orientation of our existing segments, which include looseleaf chewing tobacco, premium cigarette papers and Make-Your-Own smoking tobaccos and related products."

           North Atlantic Trading Company, Inc. is a holding company which owns National Tobacco Company, L.P. and North Atlantic Operating Company, Inc.
(NAOC). National Tobacco Company is the third largest manufacturer and marketer of loose leaf chewing tobacco in the United States, selling its products under the brand names BEECH-NUT REGULAR, BEECH-NUT Wintergreen, TROPHY, HAVANA BLOSSOM and DURANGO. NAOC is the largest importer and distributor in the United States of premium cigarette papers and related products, which are sold under the ZIG-ZAG brand name pursuant to an exclusive long-term distribution agreement with Bollore, S.A. NAOC also contracts for the manufacture of and distributes Make-Your-Own smoking tobaccos and related products under the ZIG-ZAG brand name, pursuant to its trademarks.

           Cautionary Note Regarding Forward-Looking Statements: Statements in this press release regarding North Atlantic's acquisition of certain assets of Star Scientific and Star Tobacco which are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number


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of risks, uncertainties and other important factors that could cause the actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include: the ability of North Atlantic to obtain the necessary financing to complete the acquisition on the proposed schedule; the risk that the purchased assets may not be integrated with North Atlantic's existing operations successfully; the risk that the projected synergies may not be fully realized or may take longer to realize than expected; disruption from the integration of the assets may make it more difficult for North Atlantic to maintain relationships with former customers or employees of Star Scientific; the risks of new and changing laws and tobacco regulations in the U.S.; and other risk factors described under "Quantitative and Qualitative Disclosures about Market Risk" in North Atlantic's Annual Report on Form 10-K for the year ended December 31, 2001, and other factors detailed from time to time in North Atlantic's other filings with the Securities and Exchange Commission. North Atlantic undertakes no obligation to update or advise upon any such forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

For further information, contact:

      David I. Brunson
      President
      & Chief Financial Officer                  (212) 253-4587











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